UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 on
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2007
Netezza Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33445	04-3527320

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard Framingham, MA	01702

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 665-6800

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Item 2.02. Results of Operations and Financial Condition
SIGNATURE

EXPLANATORY NOTE
     Netezza Corporation (the “Company”) is furnishing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K furnished on August 23, 2007, to correct an error in its Consolidated Statement of Operations for the fiscal quarter ended July 31, 2007.
Item 2.02. Results of Operations and Financial Condition
     On August 23, 2007, the Company issued a press release announcing its financial results for the fiscal quarter ended July 31, 2007. After the release was issued, the Company determined that certain expenses incurred in its initial public offering of common stock previously incorporated in stockholders’ equity were more properly classified as general and administrative expense, which affected its Consolidated Statement of Operations for the fiscal quarter ended July 31, 2007.
     The table below presents the specific line items on the Consolidated Statement of Operations for the fiscal quarter ended July 31, 2007, as reported in the Company’s Form 8-K furnished on August 23, 2007, and as corrected (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	July 31, 2007		July 31, 2007
	As reported	As corrected	As reported	As corrected
Operating expenses
General and administrative	$1,905	$1,978	$3,660	$3,733
Total operating expenses	$17,439	$17,512	$34,347	$34,420
Operating loss	$(476)	$(549)	$(2,085)	$(2,158)
Loss before income taxes	$(732)	$(805)	$(2,363)	$(2,436)
Net loss	$(1,023)	$(1,096)	$(2,928)	$(3,001)
Net loss attributable to common shareholders	$(2,393)	$(2,466)	$(5,781)	$(5,854)
Net loss per common share
Basic	$(0.19)	$(0.20)	$(0.55)	$(0.56)
Diluted	$(0.19)	$(0.20)	$(0.55)	$(0.56)
     This correction had no other effect on the Company’s previously reported results of operations for the fiscal quarter ended July 31, 2007.
     The information in this Form 8-K/A shall not be deemed “filed” for purposed of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netezza Corporation
Date: September 14, 2007	By:	/s/ Patrick J. Scannell, Jr.
Patrick J. Scannell, Jr.
Senior Vice President and Chief Financial Officer